BY-LAWS
                                     OF THE
                         PAN-AMERICAN ASSURANCE COMPANY
                                   ARTICLE I.

Stock

         1. Certificates of stock shall be in a form approved by the Board of Directors, shall be numbered consecutively, be issued in numerical order from the stock book, be signed by the President and Secretary, and be sealed with the corporate seal. A record of each certificate issued shall be kept on the stub thereof.
         2. Transfers of stock shall be made only upon the books of the Company, and before a new certificate is issued, the old certificate, properly endorsed, shall be surrendered. Surrendered certificates shall be cancelled and be attached to their proper stubs in the stock certificate book.

                                   ARTICLE II.

Meetings

         1. The Annual Meeting of the stockholders of the Company shall be held in the principal office of the Company, or such other place as may be selected, in the City of New Orleans, at 11:00 a.m., on the 28th of March of each calendar year, for the purpose of receiving the report of the officers, acting on all matters stated in the call for the meeting, and the transaction of such other business as may be brought before the meeting. In the event the 28th of March falls upon a Saturday, Sunday, or legal holiday in the City of New Orleans, then such meeting shall be held on the next business day thereafter in that City.

         2. Special meetings of the stockholders shall be held at the principal office of the Company, and may be called by the Chairman at his discretion, and must be call by him when so directed by resolution of the Board of Directors, or when requested to do so, in writing, by shareholders holding one-fourth of the outstanding stock.

         3. Notice of meetings, written, for every annual or special meeting of the shareholders, shall be prepared and mailed to the post office address of each shareholder, to his last known address, not later than fifteen (15) days before such meeting, and, if for a special meeting, such notice shall state the object or objects thereof, and no other business shall be transacted at any special meeting save that notified.

         4. A quorum at any meeting of the shareholders, such as otherwise prescribed by statute or the articles of incorporation, shall consist of a majority of shareholders represented in person or by written proxy. A majority of such quorum shall be necessary to decide any question coming before the meeting.

         5. The voting at the election of directors shall be by ballot, and each shareholder shall be entitled to one vote for each share of stock owned by him, or standing in his name on the books of the Company, and such vote may be cast in person or by duly authorized written proxy.

         6. Prior to the election of directors, two auditors shall be appointed by the President to certify to the validity of all proxies presented to the meeting. Upon adoption of their report, the Chairman shall call for the election of directors, with a majority of the stock present or represented sufficient to elect.

         7. At all meetings of the shareholders, the Chairman of the Board, or, in his absence, the President, or, in his absence, a Vice President who is a member of the Board of Directors, shall call the meeting together and preside over the meeting. A secretary for the meeting shall be selected by a majority vote of the shareholders.

         8. The order of business at the annual meeting, and as far as possible, at all other meetings of the shareholders shall be:

          a. Reading of the notice sent out to the shareholders, containing the call for the meeting.

          b. Report of the Secretary as to the number of shareholders present in person or by proxy, and the receiving and approving thereof.

          c.   Report of officers.

          d. Reading and consideration of any unapproved minutes of prior meeting.

          e.   Unfinished business.

          f.   Election of directors.

          g.   New business.

          h.   Adjournment.

                             ARTICLE III.

Directors

          1. The business and property of the Company shall be managed by a board of six directors, who shall be shareholders continuously during their respective terms of office. The first directors and their classification and terms of office shall be those named in
               Article VII of the Articles of Incorporation. The election of directors to fill the vacancy caused by the expiration of the term of any director shall be held annually in accordance with
               Article XI of the Articles of Incorporation. The term of each director elected shall be for a three year period. The directors in office shall continue until their successors are duly elected and qualified. Any vacancies on the Board occurring between


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               shareholders'  meetings may be filled by the remaining members of the Board for the unexpired term or terms.

          2. The regular meetings of the Board of Directors shall be held quarterly in the principal office of the Company, in New Orleans, Louisiana, on the day and month as fixed by resolution of the Board of Directors.

          3. The special meetings of the Board of Directors shall be held in the principal office of the Company, in New Orleans, and may be called at any time by the Chairman of the Board, or by any three members of the Board, and may be held at any time, without




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          notice, and for the transaction of any business,  provided there is no protest on the part of any member of the Board against such meeting.

          4. Notices of both regular and special meetings shall be mailed by the Secretary to each member of the Board not less than two days before such meeting. Notices of special meetings shall state the purpose thereof, and no other business shall be transacted at any special meeting save as so notified, unless with the unanimous consent of all directors. No notice need be given for adjourned meetings.

          5. A quorum at any meeting shall consist of a majority of the entire membership of the Board. A majority of such quorum shall be necessary to decide any question that may come up before the meeting. If a quorum is not present at any duly assembled meeting, a majority of those present may adjourn the meeting from day to day, until a quorum is secured.

          6. Each member of the Board present in person at any meeting shall have one vote upon all matters voted upon at such meeting.

          7. The presiding officer at all meetings of the Directors shall be the Chairman, or, in his absence or disability, the President, or, in his absence or disability, a Vice President who is a member of the Board of Directors. In the absence or disability of these officers, the directors present at any meeting shall appoint a Chairman, who shall preside at such meeting. In the absence of the Secretary, the presiding officer shall appoint a Secretary pro tem.



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          8.   The general officers of the Company shall be elected by the Board of Directors annually, in accordance with Article IV, Section 1. If any office becomes vacant during the year, the Board of Directors shall fill the same for the unexpired term. The Board of Directors shall fix the compensation of the officers of the Company at the level of Vice President and above. Departmental officers shall be appointed by the President.

          9. The order of business at any regular or special meeting of the Board of Directors shall be:

          a. Reading and consideration of any unapproved minutes of prior meetings.

          b. Receipt and, if appropriate, approval of the minutes of committee meetings.

          c.   Reports of officers.

          d.   Unfinished business.

          e.   New business.

          f.   Adjournment.


          10. The corporation shall indemnify and hold harmless each director and officer now or hereafter serving the corporation from and against any and all claims and liabilities to which he may be or become subject by reason of his now or hereafter being or having heretofore being a director or officer of the corporation and/or by reason of his alleged acts or omissions as such director or officer, whether or not he continues to be such director or officer at the time such expenses are incurred; provided, however, that no director or officer shall be indemnified against any claim or liability arising out of his own negligence or willful misconduct or shall be indemnified against or reimbursed for any expenses incurred in defending any or all such claims or liability or in settling the same unless, in the judgment of the directors of the corporation, the director or officer against whom such claim or liability is asserted has not been guilty of negligence or willful misconduct. The foregoing right of indemnification shall not be exclusive of other rights to which any director or officer may be entitled as a matter of law.


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                                   ARTICLE IV.

Officers

          1. The general officers of the Company shall be a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer. The Chairman of the Board and the President of the corporation, both of whom shall be members of the Board, and the Secretary shall be elected annually by the Board of Directors, as shortly after the annual meeting of the shareholders as convenient. The corporation shall have such other general officers as may from time to time be determined by the Board of Directors. Departmental officers shall be appointed by the President.

          2. The Chairman of the Board shall preside at all meetings of the Board of Directors and of the stockholders. The Chairman, with the Secretary, shall sign the minutes of all meetings over which he shall preside. The Chairman of the Board shall advise and consult with the President with respect to the general administration of the Company's business, and shall perform such other duties as are prescribed from time to time by the Board of Directors.

          3. The President shall sign all certificates of stock, shall sign or countersign, as may be necessary, all policies and such bills, notes, checks, contracts and other instruments as may pertain to the ordinary course of the Company's business, and sign, when duly authorized, all contracts, orders, deeds, liens, licenses and other instruments of a special nature.

          He may also, in the absence or disability of the Treasurer, endorse checks, drafts, and other negotiable instruments for deposit or collections, and shall with the Secretary, sign the minutes of all meetings over which he may have presided.

The President shall be responsible for the operation and general management of the Company within the policies established by the Board of directors. As soon as possible after the first of each year, but not later than the regular meeting of the Board of Directors in February, the President shall submit a complete report of the operations of the Company for the preceding year, together with a statement of the Company's affairs as existing at the close of such year, to the Chairman for delivery to the Board of Directors and to the annual meeting of the shareholders. He shall also report to the Chairman of the Board of Directors from time to time on such matters coming within his notice and relating to the interests of the Company as should be brought to the attention of the Board.

The Chairman shall be, ex-officio, a member of all Board committees, except the Audit Committee. The President shall be a member of all Company operating committees and those Board committees to which he is appointed or named in the By-Laws. The officer named as the Chief Executive Officer by the Board of Directors, under the direction of the Board of Directors, shall have power and authority to employ and discharge all employees and agents, except the officers elected by the Board of Directors, and to fix their salaries and remuneration, and perform such other duties as may properly be required of him by the Board of Directors, and he shall receive such salary as shall be fixed by the Board of Directors. The Chief Executive Officer, at his discretion, may delegate this authority, in whole or in part, to other appropriate officers.




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          4.   The  Secretary  shall keep full  minutes of all  meetings  of the shareholders and the Board of Directors. He shall read such minutes at the proper subsequent meetings. He shall issue all calls for meetings and notify all officers and directors of their election. He shall sign all stock certificates after such certificates have been signed by the President. He shall make such reports to the Board of Directors as they may request, and shall also prepare such reports and statements as required by the state laws, and file them with respective States in which the Company is doing business, at the proper time and in the proper form so required. He shall also sign, with the Chairman of the Board or the president, all contracts, deeds, licenses and other instruments, when so ordered. He shall have charge of and keep
               the  seal  of  the  corporation,   and  affix  the  same  on  the
               certificates of stock, after such certificates have been signed by the President, and his signature attested to by the Secretary. He shall keep a stock certificate book, and shall keep a proper
               record  of  the  transfer,   issue,  sale,  and  cancellation  of
               certificates of stock, as required by the directors of the Company and its shareholders. He shall make out, before any election of directors, and before any meeting of the shareholders which may be called to vote on any special subject, a complete list of the shareholders entitled to vote at such meetings, arranged in alphabetical order, giving the number of shares of stock that may be voted by each, and shall keep the same open to inspection at the office of the Company until the time of and during the said meeting.

          5. The Treasurer shall have custody of and be responsible for all securities and moneys of the Company, and shall sign, with the Chairman or the President, all checks drawn by the Company for money on deposit in their respective depositories. He shall deposit, in the name of the Company, in such depository or depositories as are approved by the Chairman or President, all moneys that may come into his hands for the Company's account. He shall also endorse for collection and deposit all bills, notes,


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               checks and other negotiable instruments of the Company, and shall pay out such money as may be necessary for the transaction of the Company's business, either by special or general direction of the Board of Directors, on checks signed by the Chairman or President and himself. He may delegate the endorsements for collection or deposit of bills, notes, checks and other negotiable instruments to the Cashier of the Company.

          He shall give bond in the sum to be fixed by the Board of Directors, with a surety company or companies or personal sureties satisfactory to the Board of Directors, for the faithful performance of his duties and for the restoration to the Company, in event of his death, resignation, or removal from office, of all books, papers, vouchers, money and other property belonging to the Company that may have come into his custody.


                                   ARTICLE V.
                                   COMMITTEES

 Executive Committee

          1. There shall be a committee to be known as the "Executive Committee", to be composed of the Chairman of the Board, the President and such other members of the Board of Directors to be appointed by him from among the said Board. The said Committee shall have supervisory control of all business of the Company, and act on all matters of emergency during the interim of the meetings of the Board of Directors. A majority of said committee shall constitute a quorum. Finance Committee

          2. There shall be a committee to be known as the "Finance Committee", to be composed of the Chairman of the Board, the President, and such other members of the Board of Directors appointed by the Chairman from among the said Board. The said committee shall have general charge of the funds of the Company, and the investment thereof, under the direction of the Board of Directors. A majority of said committee shall constitute a quorum.


 Audit Committee

          3. There shall be a committee to be known as the "Audit Committee", to be composed of three members of the Board of Directors to be appointed by the Chairman from among those Directors who have no employment affiliation with the Company. The members shall serve staggered terms of three years and they shall elect their own Chairman. The Committee shall have those duties and responsibilities assigned to it by the Board of Directors which shall include but shall not be limited to periodic reviews of the Company's system of internal controls, reviews of the accounting policies of the Company, reviews and approvals of annual statements and other public financial statements filed by the Company. It shall give access to the internal auditing staff and others for discussions with representatives of the Board of Directors without going through management employee Directors, and it shall make recommendations to the Board of Directors for appropriate action where needed. A majority of said committee shall constitute a quorum. Meetings of Committees

          4. The committees of the Company shall meet at such times as they shall deem necessary and proper, and shall, at all times, be subject to the call of the Chairman. The Secretary of the Company or any other person authorized by the Board of Directors shall act as Secretary of all committee meetings. He shall keep a separate minute book to record the proceedings of the meetings of each committee, and, at each regular meeting of the Board of Directors, the minutes of all meetings of the committees shall be available to the Board, giving a report of the transactions, since the last report, coming within the authority and scope of said committee. The minutes of the Finance Committee are to be approved by the Board of Directors, and they may in their discretion, by appropriate action, require the minutes of all other committees to be submitted and approved.

                               ARTICLE VI.
Sundry Provisions

          1. Any alteration or amendment of these By-Laws must be submitted in writing at a stated meeting of the Board of Directors, to be considered only at the next succeeding regular meeting, and may be adopted upon the vote of two-thirds of all the directors.

          2. No officer or director of the Company shall, directly or indirectly, borrow the funds of the Company, or use the same except for the payment of losses and other obligations of the Company, and for expenses incurred by the Company.

          3. The insurance business of this Company shall be conducted on the legal reserve plan.

          4. All contracts to be binding upon this Company shall be signed by the Chairman of the Board, the President, a Vice President, Secretary, Treasurer, or such officers, cashiers, agents, or employees to whom such power may be delegated by the Board of


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               Directors, or by any authorized committee of the Company, but the signature of the Chairman of the Board, the President, a Vice President, Secretary, or Assistant Secretary may be printed or lithographed in facsimile upon any policy contract or check or upon any other printed or written form of contract of the Company when countersigned by the signature or initials of any personnel authorized by the Board of Directors or any authorized Committee of the Company.

                                   CERTIFICATE

         The foregoing is a true and correct copy of the By-Laws of the Pan-American Assurance Company, as adopted May 26, 1981, with all amendments to date.
         Given under my Signature and the Seal of the Company at New Orleans, Louisiana, on the 16th day of March, 1998.


                                        ---------------------------------------
                                                                William T. Steen
                                                             Corporate Secretary




       SEAL